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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LKQ Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2004

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of LKQ Corporation at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 at 11:00 am, Central Time, on May 10, 2004.

        This Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provide other information concerning LKQ that you should be aware of when you vote your shares.

        The principal business of the Annual Meeting will be to elect directors and to ratify the appointment of our independent auditors. We also plan to review the status of the Company's business at the meeting and answer any questions you may have.

        It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card as soon as possible.

        On behalf of the Board of Directors and management, we would like to express our appreciation for your investment in LKQ Corporation.

Sincerely,

Donald F. Flynn Chairman	Joseph M. Holsten President and CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2004

        Notice is hereby given that the Annual Meeting of the Stockholders of LKQ Corporation will be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 on Monday, May 10, 2004 at 11:00 a.m., Central Time. The purpose of our Annual Meeting is to:

  1.
  Elect seven directors for the ensuing year; and

  2.
  Ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2004.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on April 1, 2004. Our Proxy Statement, our Annual Report for the fiscal year ended December 31, 2003 and a proxy card and return envelope are enclosed. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors
Victor M. Casini Vice President, General Counsel and Secretary April 7, 2004

YOU ARE URGED TO MARK, DATE, AND SIGN THE
ENCLOSED PROXY AND RETURN IT PROMPTLY.
THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

LKQ CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2004

        We have sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of LKQ Corporation at our upcoming Annual Meeting of Stockholders for 2004, and at any postponement or adjournment of that meeting. The meeting is to be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 at 11:00 am, Central Time, on May 10, 2004. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting according to the directions you provide. If you do not provide any direction, your proxy will be voted for the election as directors of the nominees named in this Proxy Statement and to ratify the selection of Deloitte & Touche LLP as independent auditors for 2004. Your shares will also be voted on any other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You have the power to revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of LKQ Corporation, or by delivery of a later-dated proxy.

        Our principal executive offices are located at 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602 (telephone 312-621-1950). This Proxy Statement is dated April 7, 2004, and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words "LKQ," "Company," "we," "our," "ours," and "us" refer to LKQ Corporation and its subsidiaries.

SHARES OUTSTANDING AND VOTING RIGHTS

        Only stockholders of record at the close of business on April 1, 2004 are entitled to vote at the annual meeting of stockholders. The only outstanding voting stock of the Company is our common stock, of which 19,843,387 shares were outstanding as of the close of business on April 1, 2004. Each share of common stock is entitled to one vote.

        The seven nominees who receive the highest number of affirmative votes will be elected as directors. For this purpose, only the affirmative votes from the holders of the shares of common stock who are present in person or represented by proxy and entitled to vote at the meeting will be counted. In general, stockholder approval of any other matter requires the affirmative vote of the holders of a majority of the shares of common stock who are present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of common stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against that matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect other than to reduce the number of affirmative votes needed to approve a proposal.

1.    ELECTION OF OUR BOARD OF DIRECTORS

        Seven directors are to be elected at the meeting. We have designated the persons named below as nominees for election as directors. If elected, they will serve for a term expiring at the annual meeting of stockholders in 2005. All of the nominees are serving as directors as of the date of this Proxy Statement.

        Unless you otherwise instruct us, your properly executed proxy, that is returned in a timely manner, will be voted for election of these seven nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.

        Biographical information concerning our seven nominees is presented below.

A. Clinton Allen, age 60, has been a director since May 2003. Mr. Allen currently is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. Mr. Allen was Vice Chairman of Psychemedics Corporation, a provider of drug testing services, from October 1989 and Chairman of Psychemedics Corporation from March 2002 until November 2003. Mr. Allen was Vice Chairman and a director of The DeWolfe Companies, Inc., a real estate company, from 1991 until it was acquired by Cendant Corporation in September 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands Inc., a worldwide company selling knives, watches and related accessories, from 1995 until it was acquired by Victorinox Corporation in August 2002. Mr. Allen is the Lead Director of Steinway Musical Instruments, Inc., a manufacturer of musical instruments; a director and non-executive Chairman of Collector's Universe, Inc., a provider of services and products to dealers and collectors of high-end collectibles; and a director of Integrated Alarm Services Group, Inc., a wholesale alarm monitoring company.

Robert M. Devlin, age 63, has been a director since August 2003. Mr. Devlin has been the chairman of Curragh Capital Partners, a venture capital and investment firm, since October 2001. Prior to October 2001, he was employed by American General Corporation and its affiliates since 1977, serving most recently as Chairman (since 1997), and President and Chief Executive Officer (since 1996). He was Vice Chairman of American General from September 1993 to October 1995 and served as director from October 1993 to September 2001. From September 1986 to September 1993, Mr. Devlin was President and Chief Executive Officer of American General Life. Mr. Devlin is a member of the board of directors of Cooper Industries, a manufacturer of electrical products, tools and hardware. Mr. Devlin also serves as a member of the board of directors and on the executive committee of the International Insurance Society, Inc.

Donald F. Flynn, age 64, has been a director since our inception in February 1998 and Chairman since February 1999. Mr. Flynn is and has been the sole stockholder of Flynn Enterprises, Inc., a venture capital, hedging and consulting firm, since its inception in March 1992. Mr. Flynn also was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a riverboat gaming vessel in Michigan City, Indiana, from February 1997 until November 1999, when Blue Chip was sold to Boyd Gaming Corporation. Mr. Flynn was Chairman of the Board of Discovery Zone, Inc. from July 1992 until May 1995, and remained a member of the Board until February 1996. He was also Chief Executive Officer of Discovery Zone from July 1992 to April 1995. From 1972 through 1990, Mr. Flynn held various positions at Waste Management, Inc., including Senior Vice President and Chief Financial Officer. Mr. Flynn was one of three investors who acquired control of Blockbuster Entertainment Corporation in 1987 and was a director thereof from February 1987 until September 1994 when Blockbuster was sold to Viacom Inc. Mr. Flynn also serves as a director of Extended Stay America, Inc., an owner and manager of extended stay lodging facilities, and as a member of the Board of Trustees of Marquette University. Mr. Flynn is a director and major shareholder of Emerald Casino, Inc., an owner of a license to operate a riverboat casino in the State of Illinois. Kevin F. Flynn, Mr. Flynn's son and a former director of ours, was the Chief Executive Officer of Emerald from June 1999 to August 2002. In January 2001, the Illinois Gaming Board issued an initial decision, based on preliminary findings, to revoke Emerald's license based, among other things, on allegations that Donald Flynn and Kevin Flynn made certain misrepresentations to the Illinois Gaming Board in connection with investigations conducted by the Board and that two proposed minority investors in Emerald had ties to organized crime. Emerald and the Flynns deny the allegations, and Emerald appealed the decision to revoke the license. Subsequently, certain creditors filed an involuntary Chapter 7 bankruptcy petition against Emerald, which was converted by Emerald to a voluntary Chapter 11 case.

Joseph M. Holsten, age 51, joined us in November 1998 as our President and Chief Executive Officer. He was elected to the board of directors in February 1999. Prior to joining us, Mr. Holsten held various positions of increasing responsibility with the North American and International operations of Waste Management, Inc. for approximately 17 years. From February 1997 until July 1998, Mr. Holsten served as Executive Vice President and Chief Operating Officer of Waste Management, Inc. From July 1995 until February 1997, he served as Chief Executive Officer of Waste Management International, plc where his responsibility was to streamline operating activities. Prior to working for Waste Management, Mr. Holsten was a staff auditor at a public accounting firm.

Paul M. Meister, age 51, has been a director since February 1999. Mr. Meister is Vice Chairman of the Board of Fisher Scientific International, Inc., which provides products and services to research, healthcare, industrial, educational and government markets. He has been Vice Chairman of the Board of Fisher Scientific since March 2001 and was Vice Chairman, Executive Vice President and Chief Financial Officer of Fisher Scientific from March 1998 to February 2001. Prior to 1998, Mr. Meister served as Fisher Scientific's Senior Vice President and Chief Financial Officer. In addition, Mr. Meister is a director of M&F Worldwide Corp. and National Waterworks, Inc.

John F. O'Brien, age 60, has been a director since July 2003. Mr. O'Brien currently is retired, but in addition to serving on our Board of Directors he is a director of Cabot Corporation, a global specialty chemicals corporation, The TJX Companies, Inc., a discount retailer of apparel and home fashions, and Abiomed, Inc., a developer and manufacturer of cardiovascular products. From August 1989 to November 2002, Mr. O'Brien was President and Chief Executive Officer of Allmerica Financial Corporation, a public insurance company. From 1968 to 1989, Mr. O'Brien held several positions at Fidelity Investments, including Group Managing Director of FMR Corporation (from 1986 to 1989), Chairman of Institutional Services Company (from 1986 to 1989) and Chairman of Brokerage Services, Inc. (from 1984 to 1989).

William M. Webster, IV, age 46, has been a director since June 2003. In July 1997, he co-founded Advance America, Cash Advance Centers, Inc., a nationwide deferred deposit, payday advance lender. Mr. Webster is and has been the Chief Executive Officer and Chairman of Advance America, Cash Advance Centers, Inc. since its inception. Prior to founding Advance America, from May 1996 until May 1997, Mr. Webster served as Executive Vice President of Education Management Corporation, a provider of private post-secondary education in North America. Mr. Webster served as a member of the senior staff of the White House from October 1994 until October 1995.

        We recommend that you vote "FOR" the election
of each of the nominees for director.

Compensation of Directors

        In November 2003, each of our non-employee directors was paid $10,000 and an additional $1,250 for each committee (not including the Executive Committee) of which such director was a member, in recognition of the services rendered by such non-employee directors in connection with our initial public offering. Effective commencing with the quarter ended December 31, 2003, each of our non-employee directors received, and will receive each quarter thereafter, compensation of $10,000 for serving on the board, and an additional $1,250 for each committee (not including the Executive Committee) of which such director was a member. A director's compensation may be taken, at the option of the director, in cash or shares of our common stock. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with such services.

Stock Option and Compensation Plan for Non-Employee Directors

        Our board of directors adopted our Stock Option and Compensation Plan for Non-Employee Directors in June 2003, and the Stock Option and Compensation Plan for Non-Employee Directors was approved by our stockholders in September 2003. We have reserved a total of 500,000 shares of common stock for issuance under the Stock Option and Compensation Plan for Non-Employee Directors.

        The option grants under the Stock Option and Compensation Plan for Non-Employee Directors are automatic, and the exercise price of the options is 100% of the fair market value of our common stock on the grant date.

        Only non-employee directors are eligible for grants under our Stock Option and Compensation Plan for Non-Employee Directors. The plan provided for an initial grant to each non-employee director of an option to purchase 30,000 shares of common stock upon the consummation of our initial public offering, with an exercise price equal to the initial public offering price. The plan also provides for an initial grant to a new non-employee director of an option to purchase 30,000 shares of common stock upon his or her initial election to the board of directors. Subsequent to the initial grants, each non-employee director will be automatically granted an option to purchase 10,000 shares of common stock on each anniversary of the granting of the initial stock option to that non-employee director.

        The initial term of the options granted under the Stock Option and Compensation Plan for Non-Employee Directors is ten years. If the optionee ceases to be a director of the Company for any reason, the options will expire upon the earlier of five years after termination of the optionee's status as a director or the expiration of the initial term. Each option will become exercisable with respect to all of the shares subject to the option six months after the date of its grant. If we engage in a merger, consolidation or reorganization with another company, each option to purchase a share of common stock will become exercisable for the number and kind of securities to which holders of our common stock will be entitled under the transaction.

        The Stock Option and Compensation Plan for Non-Employee Directors will terminate in June 2013, unless our Board of Directors terminates it sooner.

Meetings and Committees of the Board

        Our Board of Directors has four standing committees. They are the Executive Committee, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. The functions and membership of each Committee are described below.

        The Executive Committee, which is composed of Donald F. Flynn and Joseph M. Holsten, has the same powers and authority as the Board of Directors solely in connection with acquisitions by LKQ involving no more than $5,000,000 of consideration per acquisition.

        The Audit Committee's functions include selecting our independent auditors; reviewing the arrangements for, and scope of, the independent auditors' examination; meeting with the independent auditors and certain of our officers to review the adequacy and appropriateness of our system of internal controls and reporting, our critical accounting policies, and our public financial disclosures; ensuring compliance with our codes of ethics; and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Meister, Allen and O'Brien are currently the members of the Audit Committee. All of the Audit Committee members satisfy the independence, financial literacy, and expertise requirements of the rules of the Nasdaq National Market. Our Board of Directors has determined that Mr. Meister satisfies the requirements for an "audit committee financial expert" under the rules and regulations of the Securities and Exchange Commission. Our Board of Directors also adopted a revised Audit Committee Charter on September 10, 2003. A copy of the revised Audit Committee Charter is included as Appendix A to this Proxy Statement.

        The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding compensation to be paid to our executive officers and is responsible for the administration and interpretation of, and the granting of options under, our stock option plans. Messrs. Allen, Devlin and O'Brien, who are all independent as defined in Nasdaq National Market's listing standards, are currently the members of the Compensation Committee. The Compensation Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com.

        The Governance/Nominating Committee is responsible for developing policies and processes designed to provide for effective and efficient governance by the Board of Directors and for identifying qualified individuals and nominating such individuals for membership on the Board of Directors and its committees.

        The Governance/Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders and will apply the same evaluation to such recommendations submitted by a stockholder as to recommendations submitted by any other person or entity. The Governance/Nominating Committee operates under a written charter, which is available at www.lkqcorp.com. The charter includes a statement of the competencies and personal attributes of nominees to the Board of Directors to be used as a guideline in connection with their evaluation. Stockholders who wish the Governance/Nominating Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Governance/Nominating Committee in care of the Secretary of the Company at the Company's principal executive offices, as described in the section below entitled, "Submitting Your Proposals for the 2005 Annual Meeting." Messrs. Devlin and Webster, both of whom are independent as defined in Nasdaq National Market's listing standards, are currently the members of the Governance/Nominating Committee.

        In 2003, our Board of Directors held nine meetings and acted ten times by written consent. In 2003, the Executive Committee held one meeting and acted twice by written consent; the Audit Committee held five meetings and acted four times by written consent; the Compensation Committee held one meeting and acted six times by written consent; and the Governance/Nominating Committee held one meeting. Mr. Devlin joined our Board of Directors on August 29, 2003. The Board of Directors had two meetings and acted once by written consent between August 29 and December 31, 2003. Mr. Devlin was absent for one of those meetings. Other than Mr. Devlin, each of our incumbent directors participated in at least 75% of the aggregate of all Board actions and all actions of Board committees on which such person served during the portion of 2003 that each such person was a director.

        We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, although we encourage our directors to attend these meetings. We did not have an annual meeting of stockholders in 2003.

Stockholder Communications with the Board of Directors

        Stockholders desiring to contact the Board of Directors or any committee of the Board should address the communication to LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602, Attention: Secretary, with a request to forward the communication to the intended recipient. All such communications will be forwarded unopened.

        In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Audit Committee," "Report of the Compensation Committee," and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933 (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act").

Report of the Audit Committee

        The Audit Committee operates under a written charter adopted by the Board of Directors. On September 10, 2003, the Board of Directors adopted a revised Audit Committee charter, which is included as Appendix A to this Proxy Statement. All members of the Audit Committee meet the independence standards established by the Nasdaq National Market.

        The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of LKQ's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, our independent auditors, the audited financial statements of LKQ Corporation as of and for the year ended December 31, 2003. Management of LKQ is responsible for those financial statements and the reporting process, including the system of internal controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee met privately with Deloitte & Touche and discussed issues of significance, including those required by Statements on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees). In addition, the Audit Committee received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with Deloitte & Touche its independence from LKQ and its management. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche was compatible with maintaining its independence.

        Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be filed with LKQ's Annual Report on Form 10-K for the year ended December 31, 2003.

        In compliance with the Sarbanes-Oxley Act of 2002, the Board of Directors has established procedures for the confidential reporting of employee concerns with regard to accounting controls and auditing matters.

By the Audit Committee: Paul M. Meister A. Clinton Allen John F. O'Brien

2.    APPOINTMENT OF OUR INDEPENDENT AUDITORS

        Subject to your ratification, the Audit Committee of our Board of Directors has selected the accounting firm of Deloitte & Touche LLP to serve as our independent auditors for 2004. Deloitte & Touche LLP has served as our independent auditors since July 1998 and also has provided non-audit services from time to time.

Audit Fees and Non-Audit Fees

        The following table summarizes the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for audit and other services for the periods indicated.

	2002	2003
Audit Fees	$423,000	$1,127,650
Audit-Related Fees	13,800	13,800
Tax Fees	118,135	119,880
All Other Fees	0	0

	$554,935	$1,261,330

        For 2002, audit services consisted of the audit of our annual consolidated financial statements and the review of our quarterly financial statements. Audit-related services included benefit plan audits. Tax services included federal and state tax compliance and research.

        For 2003, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly financial statements and services related to our initial public offering. Audit-related services included benefit plan audits. Tax services included federal and state tax compliance and research.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by our independent auditors on a case-by-case basis. In making such determinations, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor's independence. All of the non-audit services provided by our independent auditors in 2003 were pre-approved in accordance with this policy.

        Representatives of Deloitte & Touche LLP will be available at the annual meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the annual meeting, although they will have the opportunity to do so.

        We recommend that you vote "FOR" ratification of the appointment of
Deloitte & Touche LLP as independent auditors for 2004.

OTHER MATTERS

        We know of no matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of April 1, 2004, certain information regarding the beneficial ownership of our common stock by:

  •
  each person known by us to be the beneficial owner of 5% or more of the outstanding common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        There were approximately 120 record holders and approximately 2,100 beneficial holders of common stock and 19,843,387 shares of common stock outstanding on that date.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)
	Number	Percent
Donald F. Flynn(3)	1,823,502	9.1
Leonard A. Damron(4)	1,769,435	8.7
Kevin F. Flynn(5)	1,395,706	7.0
A. Clinton Allen(6)	96,000	*
Robert M. Devlin	30,000	*
Paul M. Meister	147,323	*
John F. O'Brien	80,000	*
William M. Webster, IV	65,000	*
Joseph M. Holsten	445,500	2.2
Mark T. Spears	248,400	1.2
Stuart P. Willen(7)	421,791	2.1
H. Bradley Willen(8)	335,516	1.7
All directors and executive officers as a group (13 persons)	5,717,474	26.5

*
Represents less than 1% of our outstanding common stock.

(1)
The address of each such person is c/o LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602.

(2)
Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. The numbers and percentages of shares owned by the persons or group of persons in this table assume in each case that currently outstanding stock options or warrants covering shares of common stock of the Company that were exercisable within 60 days of April 1, 2004 had been exercised by that person or group as follows: Donald F. Flynn—248,244; Leonard A. Damron—509,435; Kevin F. Flynn—218,244; A. Clinton Allen—30,000; Robert M. Devlin—30,000; Paul M. Meister—30,000; John F. O'Brien—30,000; William M. Webster, IV—30,000; Joseph M. Holsten—398,000; Mark T. Spears—198,400; Stuart P. Willen—61,964; H. Bradley Willen—56,258; all directors and executive officers as a group—1,751,641.

(3)
Includes 1,575,258 shares of common stock owned by DNB, L.P., a Delaware limited partnership wholly-owned by Mr. Flynn.

(4)
Includes 1,250,000 shares of common stock owned by Damron LKQ Partnership, a Colorado partnership indirectly wholly-owned by Mr. Damron.

(5)
Includes 1,177,462 shares of common stock owned by the Kevin F. Flynn June, 1992 Non-Exempt Trust, of which Mr. Flynn is the trustee and beneficiary, per Schedule 13G dated February 14, 2004 filed with the Securities and Exchange Commission by the listed stockholder.

(6)
Includes 6,000 shares owned by Mr. Allen's wife.

(7)
Includes 359,827 shares of common stock owned by the Willen Investors Limited Partnership, of which Mr. Willen is the general partner.

(8)
Includes 260,229 shares of common stock owned by the H. Bradley Willen Grantor Trust, of which Mr. Willen is the sole trustee and a beneficiary, and 19,029 shares of common stock held in trusts for his children of which Mr. Willen is the trustee.

EXECUTIVE COMPENSATION

        The following table sets forth, on an annualized basis with respect to salary information, information regarding the compensation we paid to our Chief Executive Officer and our four other highest compensated executive officers (hereinafter, the "Named Executive Officers") for all services they rendered to us during 2002 and 2003. We do not have a restricted stock award program or a long-term incentive plan.

SUMMARY COMPENSATION TABLE

				Long Term Compensation Awards- Securities Underlying Options (#)
		Annual Compensation
Name and Principal Position	Fiscal Year				All Other Compensation ($)(1)
		Salary ($)	Bonus ($)
Joseph M. Holsten	2003	393,750	460,688	150,000	12,704
Chief Executive Officer	2002	393,750	230,344	76,250	9,547
Mark T. Spears	2003	288,750	225,225	100,000	8,683
Chief Financial Officer	2002	288,750	112,613	86,000	8,676
Stuart P. Willen	2003	275,000	116,638	—	7,662
Senior Vice President	2002	250,000	95,917	—	7,521
Midwest Region
Leonard A. Damron	2003	250,000	19,500	—	—
Senior Vice President	2002	250,000	9,850	16,000	—
Southeast Region
H. Bradley Willen	2003	215,000	90,945	18,000	6,134
Vice President	2002	205,000	64,302	18,100	4,095
Procurement and Pricing

(1)
Amounts paid represent matching contributions under our 401(k) plan or the retirement plan that supplements our 401(k) plan for highly compensated employees.

        The following table sets forth individual grants of stock options made to the Named Executive Officers during 2003.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)
Name		Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share(2)	Expiration Date
					5%	10%
Joseph M. Holsten	75,000	11.6%	$8.75	1/14/13	$613,172	$1,323,999
	75,000	11.6%	$13.00	10/02/13	$613,172	$1,323,999
Mark T. Spears	50,000	7.7%	$8.75	1/14/13	$408,782	$882,666
	50,000	7.7%	$13.00	10/02/13	$408,782	$882,666
Stuart P. Willen	—	—	—	—	—	—
Leonard A. Damron	—	—	—	—	—	—
H. Bradley Willen	18,000	2.8%	$8.75	1/14/13	$147,161	$317,760

(1)
The options granted become exercisable as to ten percent of the grant on each six month anniversary of the date of grant.

(2)
Under our employee stock option plan pursuant to which these options were granted, the exercise price must be no less than the fair market value of our common stock on the date of grant.

(3)
These amounts represent certain assumed annual rates of appreciation calculated from $13.00, our initial public offering price, pursuant to the rules of the Securities and Exchange Commission as interpreted by the Commission's staff. Actual gains, if any, on stock option exercises and common stock holdings depend on the future performance of our common stock. These amounts do not represent our estimate of future stock price performance.

        The following table provides information about the value realized upon the exercise of options to purchase our common stock in 2003 and the value of unexercised options to purchase our common stock at December 31, 2003, for the Named Executive Officers.

AGGREGATE 2003 OPTION EXERCISES AND YEAR END VALUES

			Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-the-Money Options at 12/31/03*
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joseph M. Holsten	55,000	220,000	345,375	300,875	2,509,606	2,751,831
Mark T. Spears	50,000	200,000	153,800	242,200	665,560	2,117,140
Stuart P. Willen	—	—	10,000	10,000	149,500	149,500
Leonard A. Damron	10,000	40,000	4,800	21,200	47,760	260,940
H. Bradley Willen	—	—	19,530	37,570	196,874	390,772

*
This column indicates the aggregate amount, if any, by which the market value of our common stock on December 31, 2003 exceeded the options' exercise price, based on the closing per share sale price of our common stock on the Nasdaq National Market on December 31, 2003 of $17.95.

Equity Compensation Plan Information

        We have three compensation plans under which we may issue our common stock to our employees, officers and directors. These plans are our: 1998 Equity Incentive Plan; CEO Equity Incentive Plan; and Stock Option and Compensation Plan for Non-Employee Directors. The 1998 Equity Incentive Plan and the Stock Option Plan for Non-Employee Directors have been approved by our stockholders.

        The CEO Equity Incentive Plan was adopted on November 2, 1998 with terms substantially the same as the 1998 Equity Incentive Plan, except that the exercise price of options granted under the CEO Plan may be less than the fair market value of the common stock on the date the option is granted. There were 175,000 shares available for grant under the CEO Plan, and on November 2, 1998 all 175,000 shares were granted to our Chief Executive Officer with an exercise price of $10.00 per share when options under the 1998 Equity Incentive Plan were granted with an exercise price of $12.50 per share. The difference between the fair market value and the option exercise price was recorded as deferred compensation and was charged against operating income over the five-year vesting period of the option. The CEO Plan was not approved by our stockholders.

        The following table provides information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,463,195	$10.24	1,697,750
Equity compensation plans not approved by stockholders	175,000	$10.00	0

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any other person who owns more than 10% of our common stock, to file reports of ownership with the Securities and Exchange Commission. They also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of the forms we received, we believe that during 2003 all filing requirements were complied with.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of Messrs. Allen, Devlin and O'Brien. It determines the compensation of our Chief Executive Officer and of our other executive officers. None of Messers. Allen, Devlin or O'Brien is an employee of the Company nor are they officers of any entity for which one of our executive officers makes compensation decisions.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of our Board of Directors evaluates and determines the compensation of our executive officers. The Compensation Committee also grants options to our key employees. The current members of our Compensation Committee are Messrs. Allen, Devlin and O'Brien. The following report is about compensation paid or awarded to our executive officers during 2003. The current members of our Compensation Committee were not members of such committee in early 2003 when the compensation decisions for 2003 were made. Thus, the following report is furnished by those non-management members of our current Board of Directors who were members of the Board of Directors at the time that the compensation decisions for 2003 were made.

General Policies

        Our compensation program is intended to enable us to attract, motivate, reward and retain the management talent needed to achieve our corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to the Company's senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation, like stock options. We believe that such a policy, which directly aligns the financial interests of management with your financial interests, provides the proper incentives to attract, motivate, reward and retain high quality management. In determining the nature and amounts of compensation for the Company's executive officers, we take into account all factors that we consider relevant, including overall business conditions and those in the recycled automotive parts industry, the Company's performance in light of those conditions, the market rates of compensation for executives of similar backgrounds and experience, and the performance of the specific executive officer.

        We have not hired a compensation consultant to assess our compensation program, although we may do so in the future. We do not have a deferred compensation program other than as described below under "Retirement Plans." Management reports to the Compensation Committee on a quarterly basis regarding any material perquisites provided to executive officers of the Company.

        Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid in any year by a publicly-held corporation to its chief executive officer and its four other highest compensated officers to $1 million per executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation plans as defined under Section 162(m). We believe that the Company's stock option plans (other than the CEO Equity Incentive Plan) qualify as "performance-based" plans that are not subject to the $1 million cap. The amount of compensation earned by our chief executive officer when any options under the CEO Equity Incentive Plan are exercised will apply toward the $1 million cap in the year that the option is exercised. The other compensation that is subject to the $1 million cap currently paid to the Company's executive officers is not expected to exceed the $1 million cap.

Cash Compensation

        Cash compensation paid to the Company's executive officers consists primarily of salary and bonus.

        We believe that base salaries for the Company's executive officers are generally low relative to (1) base salaries of similarly sized or otherwise comparable companies, (2) the contributions of the executive officers to the Company's development and growth, and (3) their experience, responsibilities and achievements. We determine base salaries for executive officers through a subjective assessment of responsibilities and position within the Company, individual performance, and the Company's overall performance. No specific corporate performance measures are considered.

        We approved a bonus plan in 2003 for certain of our key employees, including our executive officers, that was similar to the bonus plans of previous years. Under the bonus plan, each participant was eligible to receive a cash payment equal to a percentage of the participant's base salary, which percentage was dependent upon the achievement of specified levels of pre-tax income for the fiscal year ended December 31, 2003.

Stock Options

        We consider incentive compensation in the form of stock options to be an integral, important and relatively large part of executive compensation in particular and employee compensation generally. Other than the one grant under the CEO Equity Incentive Plan, we have granted all stock options with an exercise price no less than the fair market value of the Common Stock on the grant date.

        We grant stock options generally to executive officers and other key employees upon their commencement of employment and annually near the beginning of each year. When making grants, we consider factors specific to each employee such as salary, position and responsibilities. We also consider factors such as the rate of the Company's development and growth. Option grants relating to recruiting and employment offers and special circumstances are recommended by management.

Retirement Plans

        We have a 401(k) plan covering substantially all of our employees, including our executive officers, who have been employed for at least six months. The 401(k) plan allows participants to defer their salary in amounts up to the statutory limit each year. We currently make matching contributions equal to 50% of the portion of the participant's contributions that does not exceed 6% of the participant's salary. We, at our sole discretion, make annual profit-sharing contributions to participants. Each participant is fully vested in such participant's contributions and any earnings they generate. Each 401(k) participant becomes vested in our matching contributions, and any earnings they generate, in the amounts of 50%, 75% and 100% after two, three and four years of service, respectively. Each participant becomes vested in our profit sharing contributions, if any, and any earnings they generate, in the amounts of 25%, 50%, 75% and 100% after one, two, three and four years of service, respectively.

        We also have a plan that supplements the 401(k) plan for highly compensated employees, or HCEs. All of our executive officers are HCEs. The tax laws impose a maximum percentage of salary that can be contributed each year by HCEs to the 401(k) plan depending on the participation level of non-HCEs. The supplemental plan operates similarly to the 401(k) plan except that contributions by HCEs to the supplemental plan are not subject to the statutory maximum percentage. The terms of the supplemental plan impose a maximum annual contribution on each participant of 50% of the HCE's salary and 100% of commissions and bonuses. In addition, the supplemental plan authorizes the Compensation Committee to set a maximum annual contribution amount, which is currently $50,000. Each quarter we transfer from the supplemental plan to the 401(k) plan, on behalf of each HCE who so elects, the maximum amount that could have been contributed directly to the 401(k) plan. The balance remaining in each HCE's account in the supplemental plan is a general asset of ours, and in the event of our insolvency, the HCE would be a general, unsecured creditor with respect to such amount.

Chief Executive Officer Compensation

        Joseph M. Holsten joined us as our President and Chief Executive Officer in November 1998 shortly after we commenced operations. We believe that Mr. Holsten's experience, dedication and industry knowledge have been important to the ongoing growth of our Company and in particular have been important to our ability to accomplish our initial public offering in October 2003. Mr. Holsten's annual compensation, including base salary, bonus potential and stock option awards, was determined for 2003 using substantially the same criteria that was used to determine the compensation of other executive officers. Mr. Holsten's base salary for 2003 remained at $393,750, the same amount he received in 2002. Based on the Company's performance in 2003, Mr. Holsten received a bonus payment in February 2004 of $460,688. He also was awarded in January 2003 a stock option to purchase 75,000 shares of Common Stock at $8.75 per share and, in recognition of his efforts in connection with our initial public offering, in October 2003 he was awarded an additional stock option to purchase 75,000 shares of Common Stock at $13.00 per share. In our view, Mr. Holsten's compensation for 2003 properly reflected the Company's performance and his performance.

Donald F. Flynn Paul M. Meister

PERFORMANCE GRAPH

        The following graph compares the monthly percentage change in the cumulative total returns on our common stock, the NASDAQ Stock Market (U.S.) Index and the following group of peer companies (the "Peer Group"): Copart Inc., Insurance Auto Auctions Inc., Keystone Automotive Industries Inc., Aftermarket Technology Corp., and Standard Motor Products, Inc., for the period beginning on October 2, 2003 (the date that our registration statement for our initial public offering became effective and we priced our initial public offering at $13.00 per share) and ending on December 31, 2003 (which was the last day of our 2003 fiscal year). The stock price performance on the following graph is not necessarily indicative of future stock price performance. The graph assumes that the value of an investment in the Company's common stock, the NASDAQ Stock Market (U.S.) Index and the Peer Group was each $100 on October 2, 2003 and that all dividends were reinvested (except in our case because we did not pay dividends on our common stock).

Comparison of Cumulative Return
Among LKQ Corporation, the NASDAQ Stock Market (U.S.) Index and a Peer Group

	10/02/03	10/31/03	11/30/03	12/31/03
LKQ Corporation	$100	$133.08	$136.15	$138.08
NASDAQ Stock Market (U.S.) Index	$100	$105.21	$106.77	$109.02
Peer Group	$100	$106.95	$105.01	$129.29

CERTAIN TRANSACTIONS

        We have entered into a number of related party transactions that we believe are on terms no less favorable to us than otherwise could have been obtained from unaffiliated third parties.

Headquarters Lease

        We lease office space for our headquarters in Chicago, Illinois pursuant to a sublease with Emerald Ventures, Inc. Kevin F. Flynn, a stockholder, former director and son of Donald F. Flynn, is the sole owner of Emerald Ventures, Inc. The sublease is on substantially the same terms as the main lease between Emerald Ventures, Inc. and its lessor. The total amount paid under this sublease was approximately $254,000 during 2003. The term of the sublease ends on July 30, 2004. We have entered into a new lease directly with the owner of the building to remain in our current office space beyond July 30, 2004. The owner of the building is not affiliated with us.

Facilities Leases

        We lease various properties where our facilities operate. Three of those properties are owned by affiliates of Leonard A. Damron, a named executive officer and stockholder. Our subsidiaries lease properties from these affiliates of Mr. Damron in Crystal River, Florida, Melbourne, Florida, and Jenkinsburg, Georgia. The aggregate annual rent under these three leases was approximately $747,000 in 2003. Each of these leases was negotiated on an arms-length basis in connection with our acquisition of Mr. Damron's business.

Reimbursements to our Chairman

        Donald F. Flynn, the Chairman of the Board and a stockholder, is the sole owner of Flynn Enterprises. Mr. Flynn and certain employees of Flynn Enterprises incur expenses in connection with work they perform on our behalf. We reimburse Flynn Enterprises for such expenses. We also reimburse Flynn Enterprises for the use of an airplane which we use from time to time for business trips. We reimbursed Flynn Enterprises approximately $152,900 for such expenses in 2003.

Fee Warrants

        Our financial results for the third quarter of 2000 caused us to breach certain covenants of our credit facility including the covenants relating to operating income and minimum required ratio of funded debt to earnings before interest, taxes, depreciation and amortization. On February 14, 2001, we entered into an amendment to the credit agreement with our banks that waived the breaches and modified certain of the covenants.

        As part of the amendment, the banks required that our stockholders guaranty $10 million of our debt, with the guaranties secured by letters of credit or other highly liquid collateral acceptable to the banks. All of our stockholders were given the opportunity to participate in this transaction. Thirty of our stockholders provided the guaranties, including the following persons: Donald F. Flynn, Chairman of the Board; Kevin F. Flynn, former director and son of Donald Flynn; Brian J. Flynn, son of Donald Flynn; Robert W. Flynn, brother of Donald Flynn; Stuart P. Willen, Senior Vice President—Midwest Region; H. Bradley Willen, Vice President—Procurement and Product Pricing and son of Stuart Willen; Todd D. Willen, son of Stuart Willen; and Leonard A. Damron, Senior Vice President—Southeast Region.

        In exchange for providing the guaranties, each guarantor received certain rights, including a guaranty fee. The guaranty fee consisted of each guarantor's pro rata portion of warrants, referred to herein as fee warrants, to purchase a total of 1,961,112 shares of our common stock (10% of our then outstanding shares of common stock assuming exercise of these warrants) at an exercise price of $2.00 per share. The number of shares of common stock subject to the warrants received by each of the persons identified above is as follows:

Donald F. Flynn	218,244
Kevin F. Flynn	218,244
Brian J. Flynn	218,244
Robert W. Flynn	98,056
Stuart P. Willen	49,964
H. Bradley Willen	31,018
Todd D. Willen	30,313
Leonard A. Damron	501,035

Repurchases from Stockholders

        In February 2003, we repurchased 2,000,000 shares of our common stock from stockholders, including 1,878,684 shares from AutoNation, Inc., 111,897 shares from PMM LKQ Investments Limited Partnership and 9,419 shares from PMM LKQ Investments Limited Partnership II, for a total of $12.0 million in cash.

        In May 2003, we repurchased 1,557,498 shares of our common stock from stockholders, including 1,500,000 shares from AutoNation, Inc., 49,284 shares from PMM LKQ Investments Limited Partnership and 8,214 shares from PMM LKQ Investments Limited Partnership II, for a total of $10,902,486 in cash. Mr. Meister is the Manager—Member of the firm that was the general partner of each of PMM LKQ Investments Limited Partnership and PMM LKQ Investments Limited Partnership II.

Related Party Employees

        During fiscal year 2003, Casey L. Damron and Michael Chad Damron, sons of Leonard A. Damron, our Senior Vice President—Southeast Region, were employed by us as a Plant Manager—Sales & Marketing and a Plant Manager—Operations, respectively. Casey L. Damron was paid an aggregate salary (including amounts paid as matching contributions under our supplemental plan) of $114,577 for his services during the year, and Michael Chad Damron was paid an aggregate salary (including amounts paid as matching contributions under our supplemental plan) of $114,654 for his services during the year. Both Casey L. Damron and Michael Chad Damron participate in a nonqualified retirement plan for certain employees of one of our subsidiaries that we agreed to continue when the subsidiary was acquired. We fund the plan through premium payments on life insurance policies that we own and maintain to meet the obligations under the plan. Todd D. Willen, the son of Stuart P. Willen, our Senior Vice President—Midwest Region, and brother of H. Bradley Willen, our Vice President—Procurement and Product Pricing, was employed by us as a Plant Manager during 2003 and was paid an aggregate salary (including amounts paid as matching contributions under our 401(k) plan) of $223,774 and a bonus of $77,783.

SOLICITATION OF PROXIES

        The Board of Directors will solicit your proxy by mail. Your proxy may also be solicited by our directors, officers or other employees personally or by mail, telephone, facsimile or otherwise. These persons will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them. The entire cost of the solicitation by our Board of Directors will be borne by us.

SUBMITTING YOUR PROPOSALS FOR THE 2005 ANNUAL MEETING

        According to the rules of the Securities and Exchange Commission, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2005 annual meeting of stockholders, you must do so no later than December 8, 2004. Your proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. In addition, our bylaws require that in order for you to properly bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Secretary of the Company at our principal executive offices, not less than 60 nor more than 90 days prior to the meeting date. In the event that we provide less than 70 days notice or prior public disclosure of the date of the meeting, your notice, in order to be timely, must be received by us not later than the close of business on the tenth day following the day on which we mailed our notice or gave other disclosure of the meeting date. Your notice must include your name and address as it appears on our records and the number of shares of our capital stock you beneficially owned on the record date for the meeting. In addition, (1) for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business, and (2) for proposals relating to nominations of directors, your notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

GENERAL

        It is important that your proxy be returned promptly. Whether or not you are able to attend the meeting, you are urged, regardless of the number of shares owned, to mark, date, sign and return without delay your proxy card in the enclosed addressed envelope.

By Order of the Board of Directors
Victor M. Casini Vice President, General Counsel and Secretary

Appendix A

LKQ CORPORATION
AUDIT COMMITTEE CHARTER
(adopted on September 10, 2003)

I.    Purpose

        The Audit Committee (the "Audit Committee") of LKQ Corporation (the "Company") is appointed by the Board of Directors (the "Board") to oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements. To do this, the Audit Committee will review: (i) the integrity of the Company's financial statements, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's system of internal audit function and the independent auditor, and (iv) the Company's compliance with laws, regulations, and the Company's Code of Ethics (the "Ethics Code"). The Audit Committee shall also prepare the Audit Committee report to be included in the Company's annual proxy statement.

II.    Compliance Obligation

        In the course of performing the goals and responsibilities set forth in this Audit Committee Charter (the "Charter"), the Audit Committee shall use its best efforts in the course of performing its duties to ensure compliance with the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, the Statements on Auditing Standards issued by the American Institute of Certified Public Accountants and the applicable requirements of Nasdaq ("NASDAQ"). While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the Audit Committee's duty to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

III.  Membership

        The Audit Committee shall be comprised of no less than three independent directors who satisfy the independence and experience requirements of the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder (collectively, "SOX") and NASDAQ. Accordingly, an Audit Committee member may not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and must comply with the limitations imposed on ownership of the Company's voting securities and payments to committee members and their family members.

        Each Audit Committee member shall be financially literate. At least one member must be financially sophisticated and at least one member shall be an "audit committee financial expert" as defined by the SEC under SOX.

IV.    Meetings

        The Audit Committee shall meet at least four times annually, including prior to the filing of an audit report with the SEC pursuant to applicable securities laws, or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee shall meet regularly with management, any internal auditors and the independent auditor in separate executive sessions to review the Company's financial statements and to discuss any matters that the Audit Committee or any of these groups believe should be discussed.

V.    Responsibilities and Duties

        The Audit Committee shall:

  A.    Audit Committee Charter/Report

1.
Review and reassess the Audit Committee charter as conditions dictate, but no less frequently than annually, and request the Board to revise the charter, as necessary.

  B.    Independent Auditor

2.
Have sole authority to appoint, retain, discharge and replace the independent auditor, subject to shareholder ratification, when applicable.

3.
Review the performance of and approve the fees and other compensation to be paid to the independent auditor.

4.
Establish a clear understanding with management and the independent auditor that the independent auditor is directly accountable to the Audit Committee.

5.
Preapprove all audit and permissible non-auditing services to be provided by the independent auditor (subject to a de minimis exception under SOX), review the independent auditor's proposed audit scope and approach, and disclose all non-auditing services and all reportable fees paid to the independent auditor to investors in periodic reports filed with the SEC.

6.
Review and evaluate the lead audit partner of the independent auditor and require that the independent auditor rotate all "audit partners" (as defined by the SEC under SOX) in accordance with SOX.

7.
Obtain and review the independent auditor's report on all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, to assess the auditor's independence and consider whether there should be a regular rotation of the independent auditor to assure continuing auditor independence.

8.
Discuss with management and the independent auditor the Company's annual and quarterly financial statements (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations") and any reports, earnings, press releases or other financial information submitted to a governmental body, analysts, rating agencies, or the public.

9.
Obtain and review the independent auditor's reports describing (i) the Company's critical accounting policies and practices to be used in the audit, (ii) the details of all alternative treatments of financial information within generally accepted accounting principles discussed with management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor, and (iii) all material written communications between the independent auditor and management.

10.
At least annually, obtain and review a report by the independent auditor describing the firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

11.
Engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

12.
Review with the independent auditor any audit problems or difficulties and management's response.

13.
Resolve disagreements between Company management and the independent auditor regarding financial reporting.

14.
Consult and discuss with the independent auditor regarding internal controls, the fullness and accuracy of the Company's financial statements and the matters required to be discussed by Statement of Auditing Standards No. 61.

15.
Require that the independent auditor inform the Audit Committee of any fraud, illegal acts or deficiencies in internal controls.

16.
Establish clear policies with respect to the hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

  C.    Internal Auditors and Management

17.
Review and approve any internal audit plan at least annually.

18.
Review the activities, organizational structure, and qualifications of any internal audit department.

  D.    Financial Reporting and Risk Control

19.
Review significant accounting and reporting issues, including recent professional and regulatory pronouncements and consider their impact on the financial statements.

20.
In consultation with the independent auditor and any internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

21.
Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

22.
Discuss policies with respect to risk assessment and risk management with management and the independent auditor.

23.
Establish regular and separate quarterly systems of reporting to the Audit Committee by management, the independent auditor and any internal auditors to review the financial statements and to discuss significant judgments made in preparation of the financial statements and the view of each as to the appropriateness of such judgments.

24.
Review and discuss with management and the independent auditor the Company's annual and interim financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.

25.
Review and approve all transactions, or series of transactions, between (i) the Company or any of its subsidiaries, on the one hand, and (ii) any director, officer, or employee of the Company or any of its subsidiaries, either individually or indirectly through an entity in which the director, officer, or employee has an ownership or control interest, on the other hand. This includes all transactions that are required to be disclosed pursuant to SOX and SEC rules and regulations.

26.
Review with management and the independent auditor the accounting treatment accorded significant transactions, any significant accounting issues, the development, selection and disclosure of critical accounting estimates, regulatory and accounting initiatives, off-balance sheet structures, and the Company's use of reserves and accruals.

27.
Investigate complex and/or unusual transactions such as restructuring charges and derivative disclosures.

28.
Following completion of the annual audit, review separately with each of management, the independent auditor and any internal auditing department any audit problems or difficulties encountered during the course of the audit, management's response to such problems, any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditor or any internal auditing department in connection with the preparation of the financial statements.

29.
Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, management or any internal auditing department.

30.
Review with the independent auditor, any internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented by management.

  E.    Ethical and Legal Compliance

31.
Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements and the Company's Ethics Code.

32.
Establish procedures for the receipt, retention and treatment of complaints received by the Company from employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

33.
Review any evidence of material violations of securities law, breach of fiduciary duty or similar violation by the Company or any Company agent disclosed to it by the Company's counsel, determine if any remedial action is required and implement such remedial action, if necessary.

34.
Review legal compliance matters with the Company's counsel, including any legal matter that could have a significant impact on the Company's financial statements.

35.
Review and ensure that disclosures regarding exemption from audit committee requirements appear in, or are incorporated by reference into, annual reports filed with the SEC.

36.
Engage independent counsel or other advisers, as necessary, to assist the Audit Committee in carrying out its duties and cause such counsel or other advisers to be compensated. The Company's Treasurer is directed to pay from Company funds all statements for services and disbursements of any such counsel or adviser, and any ordinary administrative expenses of the Audit Committee that are certified as appropriate to pay by the Chair of the Audit Committee.

37.
Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, its compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, and the performance of any internal audit function.

38.
Undergo an annual performance evaluation by the Board.

39.
Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

PROXY

LKQ CORPORATION
120 North LaSalle Street
Chicago, Illinois 60602

Annual Meeting of Stockholders on May 10, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of LKQ Corporation, a Delaware corporation, does (do) hereby constitute and appoint Victor M. Casini and Walter P. Hanley, and each of them, the true and lawful attorneys-in-fact of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation, to be held at 135 S. LaSalle St., 43rd floor, Chicago, IL 60603, on Monday, May 10, 2004 at 11:00 a.m., local time, and at any continuation or adjournment thereof, and to vote all the shares of LKQ Corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present at the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 7, 2004 and a copy of the Company's 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2004. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation.

        This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR THE NOMINEES SET FORTH BELOW, FOR THE RATIFICATION OF INDEPENDENT AUDITORS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

LKQ CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☒

[	]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:
1.	Election of Directors Nominees: A. Clinton Allen, Robert M. Devlin, Donald F. Flynn, Joseph M. Holsten, Paul M. Meister, John F. O'Brien and William M. Webster, IV	For All ☐	Withhold All ☐	For All Except ☐	2.	The ratification of the appointment of Deloitte & Touche LLP as independent auditors of LKQ Corporation for the fiscal year ending December 31, 2004.	For ☐	Against ☐	Abstain ☐
	INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:				3.	With discretionary authority, upon such other matters as may properly come before the meeting.

					Dated , 2004
					Signature
					Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

—FOLD AND DETACH HERE—

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2004
PROXY STATEMENT
SHARES OUTSTANDING AND VOTING RIGHTS
OTHER MATTERS
PRINCIPAL STOCKHOLDERS
  EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE 2003 OPTION EXERCISES AND YEAR END VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
Comparison of Cumulative Return Among LKQ Corporation, the NASDAQ Stock Market (U.S.) Index and a Peer Group
CERTAIN TRANSACTIONS
SOLICITATION OF PROXIES
SUBMITTING YOUR PROPOSALS FOR THE 2005 ANNUAL MEETING
GENERAL
  Appendix A